Exhibit 10.2
HISOFT TECHNOLOGY INTERNATIONAL LIMITED
SHARE INCENTIVE PLAN
OPTION AGREEMENT
                THIS OPTION AGREEMENT (this “Option Agreement”) dated                                             by and between HiSoft Technology International Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), and                       (the “Participant”) evidences the option (the “Option”) granted by the Company to the Participant as to the number of the Company’s Ordinary Shares, par value US$0.0001 per share, first set forth below.

Number of Ordinary Shares:[1]		Award Date:

Exercise Price per Share:[1]	US$	Expiration Date:[1,2]

Type of Option (check one):	Nonqualified Option	[ ]

	Incentive Stock Option	[ ]
     Vesting1,2 The Option shall become vested as to 25% of the total number of Ordinary Shares subject to the Option on the first anniversary of the Award Date. The remaining 75% of the total number of Ordinary Shares subject to the Option shall vest in 12 substantially equal three-monthly installments, with the first installment vesting on the last day of the third month following the month in which the first anniversary of the Award Date occurs and an additional installment vesting on the last day of each of the 11 three-monthly periods thereafter.
          The Option is granted under the HiSoft Technology International Limited Share Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. The Participant acknowledges receipt of a copy of the Terms and the Plan, specifically acknowledges and agrees to Section 14 of the Terms, and agrees to maintain in confidence all information provided to him/her in connection with the Option.

“PARTICIPANT”	HISOFT TECHNOLOGY INTERNATIONAL LIMITED

Signature	an exempted company incorporated under the laws of the Cayman Islands

Print Name	By:

Address	Print Name:

Its:

City, State, Zip Code

[1]	Subject to adjustment under Section 7.3.1 of the Plan.

[2]	Subject to early termination under Section 5.7 or 7.3 of the Plan.

CONSENT OF SPOUSE
     In consideration of the Company’s execution of this Option Agreement, the undersigned spouse of the Participant agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse	Date

2

TERMS AND CONDITIONS OF OPTION
1. Vesting; Limits on Exercise.
     The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the cover page of this Option Agreement. The Option may be exercised only to the extent the Option is vested and exercisable.
•	Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be accumulated.

•	Minimum Exercise. No fewer than 100 Ordinary Shares (subject to adjustment under Section 7.3.1 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•	ISO Value Limit. If the Option is designated as an Incentive Stock Option (an “ISO”), as indicated on the cover page of this Option Agreement, and if the aggregate fair market value of the shares with respect to which ISOs (whether granted under the Option or otherwise) first become exercisable by the Participant in any calendar year exceeds US$100,000, as measured on the applicable Award Dates, the limitations of Section 5.5.1 of the Plan shall apply and to such extent the Option will be rendered a Nonqualified Option.
2. Continuance of Employment/Service Required; No Employment/Service Commitment.
     The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.
     Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Company or any of its Affiliates, affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Company or any Affiliate, interferes in any way with the right of the Company or any Affiliate at any time to terminate such employment or service, or affects the right of the Company or any Affiliate to increase or decrease the Participant’s other compensation.

3. Method of Exercise of Option.
     The Option shall be exercisable by the delivery to the Secretary of the Company (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:
•	an executed Exercise and Ordinary Share Purchase Agreement (stating the number of Ordinary Shares to be purchased pursuant to the Option) in substantially the form attached hereto as Exhibit A or such other form as the Administrator may require from time to time (the “Exercise Agreement”);

•	payment in full for the Exercise Price of the shares to be purchased, in cash or by electronic funds transfer to the Company, or by certified or cashier’s check payable to the order of the Company subject to such specific procedures or directions as the Administrator may establish;

•	undated stock powers or instruments of transfer and such other documents as the Administrator may require from time to time, duly executed by the Participant as transferor of the shares to be purchased, to facilitate the exercise of the Call Right (as defined in Section 8 below) and the Right of First Refusal (as defined in Section 9 below). By delivery of such undated stock power, instrument of transfer or other documents to the Administrator, the Participant shall be deemed to authorize the Administrator to date and complete such document and cause the transfer from the Participant of the shares represented thereby pursuant to an exercise of the Call Right or the Right of First Refusal;

•	any written statements or agreements required pursuant to Section 7.5.1 of the Plan; and

•	satisfaction of the tax withholding provisions of Section 7.6.1 of the Plan.
The Administrator may, at its discretion and irrespective of any contrary request by the Participant, hold the share certificates representing the shares purchased on exercise of the Option in custody on behalf of the Participant.
The Administrator also may, but is not required to, authorize a non-cash payment alternative specified below at or prior to the time of exercise. In which case, the Exercise Price and/or applicable withholding taxes, to the extent so authorized, may be paid in full or in part by delivery to the Company of:
•	Ordinary Shares already owned by the Participant, valued at their Fair Market Value on the exercise date, provided, however, that any shares acquired directly from the Company (upon exercise of an option or otherwise) must have been owned by the Participant for at least six (6) months before the date of such exercise; and/or

•	if the Ordinary Shares are then registered under the Exchange Act and listed or quoted on a recognized national securities exchange or in the NASDAQ National

Market Quotation System, or on a recognized securities exchange outside of the United States, including without limitation, the Stock Exchange of Hong Kong Limited, irrevocable instructions to a broker to, upon exercise of the Option, promptly sell a sufficient number of Ordinary Shares acquired upon exercise of the Option and deliver to the Company the amount necessary to pay the Exercise Price (and, if applicable, the amount of any related tax withholding obligations); and/or

•	a note meeting the requirements of Section 5.3.3 of the Plan (or, in the case of tax loans, Section 7.6.2 of the Plan).
An Option will qualify as an ISO only if it meets all of the applicable requirements of the Code. If the Option is designated as an ISO, the Option may be rendered a Nonqualified Option if the Administrator permits the use of one or more of the non-cash payment alternatives referenced above.
4. Early Termination of Option.
     The Option, to the extent not previously exercised, and all other rights in respect thereof, whether vested and exercisable or not, shall terminate and become null and void prior to the Expiration Date in the event of:
•	the termination of the Participant’s employment or services, as provided in Section 5.7 of the Plan, or

•	the termination of the Option, pursuant to Section 7.3 of the Plan.
     Notwithstanding any post-termination exercise period provided for herein or in the Plan, an Option will qualify as an ISO only if it is exercised within the applicable exercise periods for ISOs under, and meets all of the other requirements of, the Code. If the Option is designated as an ISO and is not exercised within the applicable exercise periods for ISOs or does not meet such other requirements, the Option will be rendered a Nonqualified Option.
5. Non-Transferability and Other Restrictions.
     The Option and any other rights of the Participant under this Option Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 7.2 of the Plan. Any Ordinary Shares issued on exercise of the Option shall be subject to the approval of the Board, and are subject to other substantial restrictions, on transfer, and are subject to call, rights of first refusal, and other rights in favor of the Company as set forth herein and in the Exercise Agreement.
6. Securities Law Compliance.
     The Participant acknowledges that the Option and the Ordinary Shares are not being registered under the Securities Act, based, in part, in reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act, and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Participant, by executing this Option

Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:
•	The Participant is acquiring the Option and, if and when he/she exercises the Option, will acquire the Ordinary Shares solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or any applicable state securities laws.

•	The Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Option and the restrictions imposed on any Ordinary Shares purchased upon exercise of the Option. The Participant has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to exercise the Option and purchase Ordinary Shares. However, in evaluating the merits and risks of an investment in the Ordinary Shares, the Participant has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors.

•	The Participant is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying Ordinary Shares to an amount in excess of the Exercise Price, and that any investment in ordinary shares of a closely held entity such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•	The Participant understands that any Ordinary Shares acquired on exercise of the Option will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect, with which the Participant is familiar.

•	The Participant has read and understands the restrictions and limitations set forth in the Plan, this Option Agreement (including these Terms), and the Exercise Agreement, which are imposed on the Option and any Ordinary Shares which may be acquired upon exercise of the Option.

•	At no time was an oral representation made to the Participant relating to the Option or the purchase of Ordinary Shares and the Participant was not presented with or solicited by any promotional meeting or material relating to the Option or the Ordinary Shares.
7. Lock-Up Agreement.
     Neither the Participant (nor any permitted transferee) may, directly or indirectly, offer, sell or transfer or dispose of any of the Ordinary Shares acquired upon exercise of the Option (the “Shares”) or any interest therein (or agree to do any thereof) (collectively, a “Transfer”)

during the period commencing as of 14 days prior to and ending 180 days, or such lesser period of time as the relevant underwriters may permit, after the effective date of a registration statement covering any public offering of the Company’s securities of which the Participant has notice. (The term “Participant” includes, where the context so requires, any permitted direct or indirect transferee of the Participant.) The Participant shall agree and consent to the entry of stop transfer instructions with the Company’s transfer agent against the Transfer of the Company’s securities beneficially owned by the Participant and shall conform the limitations hereunder and under the Exercise Agreement by agreement with and for the benefit of the relevant underwriters by a lock-up agreement or other agreement in customary form. Notwithstanding anything else herein to the contrary, this Section 7 shall not be construed so as to prohibit the Participant from participating in a registration or a public offering of the Ordinary Shares with respect to any shares which he or she may hold at that time, provided, however, that such participation shall be at the sole discretion of the Board.
8. Limited Call Right; Mandatory Sale; Transfer Restrictions.
     8.1 Company’s Call Right. The Company shall have the right (but not the obligation), subject to the terms and conditions of this Section 8, to repurchase in one or more transactions in connection with the Participant’s termination of employment or services to the Company or any of its Affiliates, and the Participant (or any permitted transferee) shall be obligated to sell any of the Shares acquired upon exercise of the Option at the Repurchase Price (as defined below) (the “Call Right”). To exercise the Call Right, the Company must give written notice thereof to the Participant (the “Call Notice”). The Call Notice is irrevocable by the Company and must (a) be in writing and signed by an authorized officer of the Company, (b) set forth the Company’s intent to exercise the Call Right and contain the total number of Shares to be sold to the Company pursuant to the Call Right, (c) be mailed or delivered in accordance with Section 11, and (d) be so mailed or delivered during the Notice Period (determined in accordance with the following sentence). The “Notice Period” shall:
(a)	commence on the Participant’s Severance Date (determined in accordance with the Plan); and

(b)	terminate on the date that is ninety (90) days after the Participant’s Severance Date.
     8.2 Repurchase Price. The price per Share to be paid by the Company upon settlement of the Company’s Call Right (the “Repurchase Price”) shall equal the Fair Market Value of a Share determined as of the date of the Call Notice.
     8.3 Closing. The closing of any repurchase under this Section 8 shall be at a date to be specified by the Company, such date to be no later than 30 days after the date of the Call Notice. The purchase price shall be paid at the closing in the form of a check or by cancellation of money purchase indebtedness against surrender by the Participant of a share certificate evidencing the Shares with duly endorsed share powers. No adjustments (other than pursuant to Section 8.3.1 of the Plan) shall be made to the purchase price for fluctuations in the fair market value of the Ordinary Shares after the date of the Call Notice.

     8.4 Termination of Call Right. The Company’s Call Right shall terminate to the extent that it is not exercised prior to the Public Offering Date.
     8.5 Assignment. Notwithstanding anything to the contrary, the Company may assign any or all of its rights under this Section 8 to one or more shareholders of the Company.
9. Right of First Refusal.
     The Company shall have a right of first refusal, as set forth below, to purchase the Shares acquired upon exercise of the Option before the Shares (or any interest in them) can be validly transferred to any other person or entity.
     9.1 Notice of Intent to Sell. Before there can be a valid sale or transfer of any Shares (or any interest in them) by any holder thereof, the holder shall first give notice in writing to the Company, mailed or delivered in accordance with the provisions of Section 11, of his or her intention to sell or transfer such Shares (the “Option Notice”).
     The Option Notice shall specify the identity of the proposed transferee, the number of Shares to be sold or transferred to the transferee, the price per Share and the terms upon which such holder intends to make such sale or transfer. If the payment terms for the Shares described in the Option Notice differ from delivery of cash or a check at closing, the Company shall have the option, as set forth herein, of purchasing the Shares for cash (or a cash equivalent) at not less than Fair Market Value. The determination of Fair Market Value shall be mailed or delivered to the selling or transferring shareholder (the “Company’s Notice”) within ten (10) days of its receipt of the Option Notice. Should the selling or transferring shareholder disagree with the Company’s determination of such Fair Market Value, he or she shall have the right (the “Retraction Right”) to retract the proposed sale or transfer to a third party and the offer of Shares to the Company pursuant to the Option Notice (such retraction to be made in writing and mailed or delivered in accordance with the provisions of Section 11). If the shareholder again proposes to sell or transfer the Shares, the shareholder shall again offer such Shares to the Company pursuant to the terms of this Section 9 prior to any sale or transfer.
     9.2 Option to Purchase. Subject to the selling shareholder’s Retraction Right, during the 60-day period commencing upon receipt of the Option Notice by the Company (the “Option Period”), the Company shall have an option to purchase any or all of the Shares specified in the Option Notice at the price offered therein (the “Right of First Refusal”).
     9.3 Purchase of Shares. Not more than thirty (30) days after receipt of the Option Notice, the Company shall give written notice to the shareholder desiring to sell or transfer Shares of the number of such Shares to be purchased (or, if no Shares are to be purchased, stating such fact) by the Company pursuant to the terms of this Section 9 (the “Purchase Notice”). Purchases pursuant to this Section 9 shall be consummated within thirty (30) days after delivery of the Purchase Notice to the selling shareholder, but in no event later than the expiration of the Option Period. The purchase price shall be paid at the closing in cash, by check, by cancellation of money purchase indebtedness, or, if the payment terms set forth in the Option Notice differ from payment in cash or by check at closing, in accordance with the payment terms set forth in the Option Notice (or payment of the amount set forth in the Company’s Notice in cash, by cancellation of money purchase indebtedness, or by check). The purchase price shall be paid against surrender by the selling shareholder of a share certificate evidencing the number of Shares specified in the Option Notice, with duly endorsed share powers.
     9.4 Ability to Sell Unpurchased Shares. Unless all of the Shares referred to in the Option Notice are to be purchased as indicated in the Purchase Notice, the shareholder desiring to sell or transfer may dispose of any Shares referred to in the Option Notice that are not to be purchased by the Company to the person or persons specified in the Option Notice during a period of twenty (20) days commencing upon his or her receipt of the Purchase Notice; provided, however, that he or she shall not sell or transfer such Shares (a) at a lower price or on terms more favorable to the Participant or transferee than those specified in the Option Notice, and (b) to a person other than the person or persons specified in the Option Notice; and provided further that such transfer is consistent with the other provisions and limitations of the Plan, this Option Agreement (including these Terms), and the Exercise Agreement. If the transfer is not consummated within such twenty (20) day period, the shareholder shall again offer such Shares to the Company pursuant to the terms of this Section 9 prior to any sale or transfer to the same or any other person.
     9.5 Assignment. Notwithstanding anything to the contrary, the Company may assign any or all of its rights under this Section 9 to one or more shareholders of the Company.
     9.6 Termination of Right of First Refusal. The Company’s Right of First Refusal shall terminate to the extent that it is not exercised prior to the Public Offering Date.
10. No Shareholder Rights Following Exercise of a Call or Repurchase.
     If the Participant (or any permitted transferee) holds Shares as to which the Call Right or the Right of First Refusal has been exercised (in connection with the termination of the Participant’s employment or otherwise), the Participant shall be entitled to the value of such shares in accordance with the provisions of Section 8 or 9, as applicable, but (unless otherwise required by law) shall no longer be entitled to participation in the Company or other rights as a shareholder with respect to the shares subject to the call or repurchase. To the maximum extent permitted by law, the Participant’s rights following the exercise of the Call Right or Right of First Refusal shall, with respect to the call or repurchase and the Shares covered thereby, be solely the rights that he or she has as a general creditor of the Company to receive payment of the amount specified in Section 8 or 9, as applicable.
11. Notices.
     Any notice to be given under the terms of this Option Agreement or the Exercise Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Participant at the address reflected or last reflected on the Company’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 11.
12. Plan.
     The Option and all rights of the Participant under this Option Agreement are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Participant agrees to be bound by the terms of the Plan and this Option Agreement (including these Terms). The Participant acknowledges having read and understood the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.
13. Entire Agreement.
     This Option Agreement (including these Terms and together with the form of Exercise Agreement attached hereto) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan, this Option Agreement and the Exercise Agreement may be amended pursuant to Section 7.7 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof or of the Exercise Agreement in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
14. Satisfaction of All Rights to Equity.
     The Option is in complete satisfaction of any and all rights that the Participant may have (under an employment, consulting, or other written or oral agreement with the Company or any of its Affiliates, or otherwise) to receive (1) options or share awards with respect to the securities of the Company or any of its Affiliates, and/or (2) any other equity or derivative security in or with respect to the Company or any of its Affiliates. This Option Agreement supersedes the terms of all prior understandings and agreements, written or oral, of the parties with respect to such matters. The Participant shall have no further rights or benefits under any prior agreement conveying any right with respect to any security or derivative security in or with respect to the Company or any of its Affiliates. The foregoing notwithstanding, this Section 14 shall not adversely affect the Participant’s rights under any prior option or share award agreement under the Plan (provided such agreement is expressly labeled as an option or share award agreement under the Plan and is similar in form to this Option Agreement) which has been signed by an authorized officer of the Company.

15. Governing Law; Limited Rights; Severability.
     15.1. Cayman Islands Law; Construction. This Option Agreement and the Exercise Agreement shall be governed by and construed and enforced in accordance with the laws of the Cayman Islands without regard to conflict of law principles thereunder. The terms of the Option grant have resulted from the negotiations of the parties and each of the parties has had an opportunity to obtain and consult with its own counsel. The language of all parts of the Plan, this Option Agreement (including these Terms) and the Exercise Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties.
     15.2. Limited Rights. The Participant has no rights as a shareholder of the Company with respect to the Option as set forth in Section 7.8 of the Plan. The Option does not place any limit on the corporate authority of the Company as set forth in Section 7.15 of the Plan.
     15.3. Arbitration.
     (a) Any dispute, controversy or claim arising out of or in connection with or relating to this Option Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through arbitration. A dispute may be submitted to arbitration upon the request of either party with written notice to the other (the “Notice”). The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be three (3) arbitrators. Each party shall nominate one (1) arbitrator within thirty (30) days after the delivery of the Notice to the other party. The appointment of party nominated arbitrators shall be confirmed by the Centre. Both arbitrators shall agree on the third arbitrator within thirty (30) days of their confirmation by the Centre. Should either party fail to appoint an arbitrator or should the two arbitrators fail within thirty (30) days to reach agreement on the third arbitrator, such arbitrator shall be appointed by the Secretary General of the Centre.
     (b) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the UNCITRAL Arbitration Rules as administered by the Centre at the time of the arbitration. However, if such rules conflict with the provisions of this Section 15.3, including the provisions concerning the appointment of an arbitrator(s), the provisions of this Section 15.3 shall prevail.
     (c) The arbitrators shall decide any dispute submitted by the parties strictly in accordance with the substantive laws of the Cayman Islands and shall not apply any other substantive law.
     (d) Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.
     (e) The costs of arbitration shall be borne by the losing party, unless otherwise determined by the arbitration tribunal.

     (f) When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.
     (g) The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.
     15.4. Severability. If the arbitrator selected in accordance with Section 15.3 or a court of competent jurisdiction determines that any portion of this Option Agreement, the Plan, or the Exercise Agreement is in violation of any statute or public policy, then only the portions of this Option Agreement, the Plan, or the Exercise Agreement, as applicable, which violate such statute or public policy shall be stricken, and all portions of this Option Agreement, the Plan, and the Exercise Agreement which do not violate any statute or public policy shall continue in full force and effect. Furthermore, it is the parties’ intent that any court order striking any portion of this Option Agreement, the Plan, and/or the Exercise Agreement should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.
     15.5. Shareholder Approval. Notwithstanding anything else contained herein to the contrary, the Option and all rights of the Participant under this Option Agreement are subject to approval of the Plan by the Company’s shareholders (such approval to be obtained in accordance with the terms of the Plan, the Company’s Memorandum and Articles of Association, and applicable law) within 12 months after the Effective Date of the Plan.
     15.6. Local Law; Foreign Exchange and Tax Compliance. Notwithstanding anything else contained herein to the contrary, due to certain foreign exchange regulations in the People’s Republic of China (“PRC”), the Administrator may, at its discretion, limit the method of Option exercise to a cashless method for Participants resident in the PRC not having permanent residence in a country other than the PRC (“PRC Participants”). Such discretion includes and is not limited to the required exchange of proceeds by the Administrator into Renminbi for transmittal to PRC Participants, deductions for fees associated with the exchange, and deductions for PRC taxes, as may be necessary to comply with applicable PRC foreign exchange and tax regulations.
(Remainder of Page Intentionally Left Blank)

EXHIBIT A
HISOFT TECHNOLOGY INTERNATIONAL LIMITED
SHARE INCENTIVE PLAN
OPTION EXERCISE AND ORDINARY SHARE
PURCHASE AGREEMENT
     The undersigned (the “Purchaser”) hereby irrevocably elects to exercise his/her right, evidenced by that certain Option Agreement dated as of                                          (the “Option Agreement”) under the HiSoft Technology International Limited Share Incentive Plan (the “Plan”), as follows:
•	the Purchaser hereby irrevocably elects to purchase Ordinary Shares, par value US$0.0001 per share (the “Shares”), of HiSoft Technology International Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), and

•	such purchase shall be at the price of US$ per share, for an aggregate amount of US$ (subject to applicable withholding taxes pursuant to Section 7.6.1 of the Plan).
     Capitalized terms are defined in the Plan if not defined herein.
     1. Delivery of Share Certificate. The Purchaser requests that a certificate representing the Shares be registered to Purchaser and delivered to:                                                                                                                         .
     2. Investment Representations. The Purchaser acknowledges that the sale of the Shares by the Purchaser is restricted by Securities and Exchange Commission Rule 701. The Purchaser hereby affirms as made as of the date hereof the representations in Section 6 of the “Terms and Conditions of Option” (which are attached to and a part of the Option Agreement, the “Terms”) and such representations are incorporated herein by this reference. The Purchaser represents that he/she has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the purchase price for the Shares.
     The Purchaser acknowledges receipt of the Company’s condensed consolidated financial information.
     The Purchaser also understands and acknowledges (a) that the certificates representing the Shares will be legended as provided for in Section 7.5.3 of the Plan, and (b) that the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws.
     3. Limitation on Disposition and Other Restrictions. The Shares are subject to and the Purchaser hereby agrees to the following terms and conditions of the sale of the Shares to the Purchaser:

•	any transfer of the Shares must comply with the restrictions on transfer set forth in Section 7.2 of the Plan and all applicable laws as set forth in Section 7.5 of the Plan;

•	the Shares are subject to, and following any otherwise permitted transfer of the Shares, the Shares shall remain subject to and the transferee shall be bound by, the lock-up provisions set forth in Section 7 of the Terms, the Company’s call right and right of first refusal set forth in Sections 8 and 9 of the Terms, the share legend requirements of Section 7.5.3 of the Plan, the foregoing provisions of this Section 3, and the arbitration provisions of Section 15.3 of the Terms; and

•	as a condition to any otherwise permitted transfer of the Shares, the Company may require the transferee to execute a written agreement, in a form acceptable to the Administrator, that the transferee acknowledges and agrees to the foregoing terms and restrictions imposed on the Shares.
     4. Plan and Option Agreement. The Purchaser acknowledges that all of his/her rights are subject to, and the Purchaser agrees to be bound by, all of the terms and conditions of the Plan and the Option Agreement (including the Terms), both of which are incorporated herein by this reference. If a conflict or inconsistency between the terms and conditions of this Exercise and Ordinary Share Purchase Agreement and of the Plan or the Option Agreement shall arise, the terms and conditions of the Plan and/or the Option Agreement shall govern. The Purchaser acknowledges receipt of a copy of all documents referenced herein (including the Terms and a disclosure statement) and acknowledges reading and understanding these documents and having an opportunity to ask any questions that he/she may have had about them. Any controversy or claim arising out of or relating to this Exercise and Ordinary Share Purchase Agreement shall be submitted to arbitration in accordance with Section 15.3 of the Terms, and Cayman Islands law shall apply as provided in Section 15.1 of the Terms.
     5. Entire Agreement. This Exercise and Ordinary Share Purchase Agreement, the Option Agreement (including the Terms), and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan, the Option Agreement and this Exercise and Ordinary Share Purchase Agreement may be amended pursuant to Section 7.7 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof or of the Option Agreement in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
     6. Notice of Sale of ISO Shares. If the Shares are being acquired upon exercise of an Option intended to qualify as an Incentive Stock Option, the Purchaser agrees that, upon any sale or other transfer of the Shares within either one year of the date that they are acquired by the Purchaser or two years after the Award Date set forth in the Option Agreement, the Purchaser shall provide the notice required under Section 5.5.3 of the Plan.

“PURCHASER”	ACCEPTED BY:
HISOFT TECHNOLOGY INTERNATIONAL LIMITED

Signature	an exempted company incorporated under the laws of the Cayman Islands

Print Name
By:

Date	Print Name:

Its:

(To be completed by the company after the price (including applicable withholding taxes), value (if applicable) and receipt of funds is verified.)